CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                        [ARTHUR ANDERSEN LLP LETTERHEAD]



         Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated October 25, 2001 (except for Note 6, as to which the date is November 12, 2001) on our audit of the financial statements and financial highlights of The Catholic Funds and to all references to our firm included in or made a part of this Form N-1A Registration Statement, Post-Effective Amendment No. 6.

ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 15, 2002